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                                                                    EXHIBIT 99.2

                                      Form of Proxy - Northern Empire Bancshares

                           NORTHERN EMPIRE BANCSHARES
                     801 Fourth Street, Santa Rosa, CA 95404
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                             For Special Meeting [-]

      The undersigned hereby appoints James B. Keegan, Jr., Clement C. Carinalli and Dennis R. Hunter and each of them, Proxies each with full power of substitution, to vote all of the stock of the undersigned at the Special Meeting of Shareholders of Northern Empire Bancshares, to be held on [-] at [-], at [-] Santa Rosa, California, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting receipt of which is hereby acknowledged.

      MANAGEMENT RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

      THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED. IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BETWEEN NORTHERN EMPIRE BANCSHARES AND STERLING FINANCIAL CORPORATION AND FOR ANY PROPOSAL OF NORTHERN EMPIRE BANCSHARES' BOARD OF DIRECTORS TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, AND IN THE PROXY HOLDERS' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      Please mark your proxy and sign it on the reverse side.

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ITEM 1.  Approval of the Agreement and Plan of Merger, dated as of September 17,
         2006, by and between Northern Empire Bancshares and Sterling Financial Corporation. The merger agreement provides the terms and conditions under which it is proposed that Northern Empire Bancshares merge with Sterling Financial Corporation, as described in the accompanying proxy statement/prospectus.

         [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

ITEM 2. Any proposal of Northern Empire Bancshares' board of directors to adjourn or postpone the special meeting, if necessary.

         [ ]  FOR           [ ]  AGAINST            [ ]  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS.

SHAREHOLDER(S):  __________________________________      DATE____________, 2007

                 __________________________________      DATE____________, 2007

Please sign Proxy exactly as your name appears on your share certificate. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a signer is a corporation, sign full corporate name by a duly authorized officer. If more than one trustee, all should sign. All joint owners must sign.